Exhibit 99.(d)(39)

Subadvisory AGREEMENT

This AGREEMENT is made effective on the 1st day of May, 2025, among Goldman Sachs Asset Management, L.P., a Delaware Limited Partnership (the “Subadviser”), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (the “Investment Adviser”), and Pacific Select Fund, a Delaware Statutory Trust (the “Trust”).

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Investment Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Subadviser is registered with the SEC as an investment adviser under the Advisers Act;

WHEREAS, the Trust has retained the Investment Adviser to render investment advisory services to the various funds of the Trust pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a subadviser to discharge certain of the Investment Adviser’s responsibilities with respect to the investment management of such funds;

WHEREAS, the Trust and the Investment Adviser desire to retain the Subadviser to furnish certain investment advisory services to one or more funds of the Trust, and the Subadviser is willing to furnish such services to such funds and the Investment Adviser in the manner and on the terms hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Trust, the Investment Adviser, and the Subadviser as follows:

1.                 Appointment. The Trust and the Investment Adviser hereby appoint Subadviser to act as subadviser to provide certain investment advisory services to the fund(s) of the Trust, and/or a designated portion of the fund(s) (“Segment”) if applicable, as listed on Exhibit A attached hereto (individually, a “Fund” and together, the “Funds”) for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided.

In the event the Investment Adviser wishes to retain the Subadviser to render investment advisory services to one or more funds of the Trust other than the Fund(s), the Investment Adviser shall notify the Subadviser in writing. If the Subadviser is willing to render such services, it shall notify the Trust and the Investment Adviser in writing, whereupon the Investment Adviser shall revise Exhibit A to reflect such additional fund(s) and each such fund shall become a Fund hereunder, and be subject to this Agreement.

2.                  Subadviser Duties. Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and the Investment Adviser, the Subadviser will render investment advisory services to each Fund listed on Exhibit A. The Subadviser will provide investment research and analysis, which may include computerized investment methodology, and will conduct a continuous program of evaluation, investment, purchases and/or sales, and reinvestment of a Fund’s assets by determining the securities, cash and other investments, including, but not limited to, futures, options contracts, swaps and other derivative instruments, if any and to the extent permitted in a Fund’s registration statement, that shall be purchased, entered into, retained, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of a Fund should be held in the various securities and other investments in which it may invest, and the Subadviser is hereby authorized to execute and perform such services on behalf of a Fund. To the extent permitted by the written investment policies of a Fund as reflected in the Trust’s then-current Prospectus and Statement of Additional Information in its Registration Statement (as defined in Section 2(a) below), the Subadviser shall make decisions for a Fund as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Fund. With respect to trading in restricted currencies or when foreign exchange trading has been otherwise delegated to the Fund’s custodian, however, the Subadviser shall review the reasonableness of any trades executed by a respective Fund’s custodian and agrees to promptly notify the Investment Adviser if a trade does not, in its reasonable determination, meet such criterion. The Subadviser is authorized to and shall (or shall elect not to) exercise tender offers, and exchange offers and vote proxies on behalf of a Fund, each as the Subadviser determines is in the best interest of the Fund in accordance with the Subadviser’s applicable policies, if any. The Subadviser shall not be responsible for exercising tender offers and exchange offers or voting proxies on behalf of a Fund if it does not receive all relevant materials relating to such matter from the Fund’s custodian in a timely manner. To the extent permitted by the written investment policies of a Fund, as reflected in the Fund’s then-current Prospectus and Statement of Additional Information (“SAI”) in its Registration Statement (as defined in Section 2(a)(5) below), the Subadviser is authorized, on behalf of the Fund, to enter into derivatives agreements (e.g., futures account agreements, MSFTA master agreements, ISDA master agreements and related documents) and to open accounts and take other necessary or appropriate actions related thereto, in accordance with Trust Procedures (as defined in Section 2(a)(3) below). The Subadviser is also authorized, on behalf of a Fund, to (i) enter into brokerage agreements and other agreements and execute any documents necessary to make investments pursuant to the Fund’s objectives, investment policies and investment restrictions as stated in the Trust’s Prospectus and SAI as amended from time to time which shall include any market and/or industry standard documentation and the standard representations contained therein; and (ii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures, in accordance with Trust Procedures. The Subadviser is authorized to effect cross transactions between a Fund and other accounts managed by the Subadviser and its affiliates in accordance with Trust Procedures.

In performing these duties, the Subadviser:

(a)                 will comply with (1) the applicable provisions of the 1940 Act, the Advisers Act and all applicable rules and regulations and regulatory guidance thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC applicable to the Trust, to the Investment Adviser (as provided to the Subadviser by the Investment Adviser), or to the Subadviser), including performing its obligations under this Agreement as a fiduciary to each Fund and its shareholders; (2) applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and regulatory guidance, releases and interpretations related thereto; (3) any applicable written procedures, policies and guidelines adopted by the Board and furnished to the Subadviser (“Trust Procedures”); (4) the Trust’s or Fund’s investment goals, investment policies and investment restrictions as stated in the Trust’s Prospectus and SAI as supplemented or amended from time to time, as furnished to the Subadviser; (5) the provisions of the Trust’s Registration Statement filed on Form N-1A under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act, as supplemented or amended from time to time and furnished to the Subadviser (the “Registration Statement”); (6) Section 851(b)(2) and (3) of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”); (7) any other applicable laws and regulations, including without limitation, proxy voting regulations; (8) the applicable provisions of Commodity Exchange Act (“CEA”) and all applicable rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the Commodity Futures Trading Commission (“CFTC”) and/or the National Futures Association (“NFA”) to the Investment Adviser (as provided to the Subadviser by the Investment Adviser), or to the Subadviser); and (9) all other applicable federal and state laws and regulations pertaining to the management of investment vehicles underlying variable annuity and/or variable life insurance contracts.

(b)                  to the extent that the Subadviser engages in transactions that require segregation of assets or other arrangements pursuant to Section 18(f) of the 1940 Act, including but not limited to, options, futures contracts, short sales or borrowing transactions, the Subadviser shall designate to the Trust’s custodian, who shall be identified by the Investment Adviser in writing: (i) those assets to be segregated in accordance with the 1940 Act, if necessary, consistent with Trust Procedures, based upon trading strategies and positions the Subadviser employs on behalf of a Fund; (ii) to segregate assets, if necessary, in accordance with the 1934 Act; and (iii) to meet any other requirements of broker/dealers who may execute transactions for the Fund in connection therewith. Until the Investment Adviser delivers to the Subadviser any supplements or amendments to the Trust’s Registration Statement, Trust Procedures or any other documents or information to be provided by the Investment Adviser or the Trust to the Subadviser pursuant to this Agreement, the Subadviser shall not be required to provide its services hereunder in accordance with any such supplements or amendments and shall be fully protected in relying on the Trust’s Registration Statement, Trust Procedures and other documents or information previously furnished by the Investment Adviser to the Subadviser. In managing a Fund in accordance with the requirements of this Section 2, the Subadviser shall be entitled to receive and act upon advice of counsel to the Trust, to the Investment Adviser or to the Subadviser that is also acceptable to the Investment Adviser.

(c)                  will (i) seek to identify positions in a Fund that constitute stock in a Passive Foreign Investment Company (“PFIC”), as that term is defined in Section 1297 of the Code, as amended, and (ii) in accordance with the Trust’s PFIC Identification and Reporting Policy, confirm this information at least annually in response to a request from the Investment Adviser. It is understood that PFIC information, if any, provided by the Subadviser is for informational purposes only and does not constitute tax or accounting advice. The Subadviser makes no representation or warranties as to the accuracy or completeness of such PFIC information.

(d)                  will (i) identify each position in a Fund that constitutes a Business Development Company (“BDC”), as that term is defined in Section 2(a)(48) of the 1940 Act, as amended, (ii) make such determinations and inform the Investment Adviser at least annually (or more often and by such date(s) as the Investment Adviser shall reasonably request) of any BDC positions, and (iii) provide other information, upon reasonable request by Investment Adviser, to assist Investment Adviser with determining the expense ratio of each BDC for expense calculation purposes.

(e)                  is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for a Fund, for broker-dealer and futures commission merchant (“FCM”) selection, and for negotiation of commission rates. The Subadviser’s primary consideration in effecting a security or other transaction will be to obtain the best execution for a Fund, taking into account the factors specified in the Prospectus and SAI for the Trust, as they may be amended or supplemented from time to time and furnished to the Subadviser. Subject to such policies as the Board may determine and furnish to the Subadviser in writing and consistent with the 1934 Act, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay an amount of commission to a broker or dealer, acting as agent, for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser’s (or its affiliates’) overall responsibilities with respect to the Fund and to its other clients as to which it exercises investment discretion. In making such determination, the Subadviser may consider such factors it deems relevant, which may include price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker or dealer, and the quality of service rendered by the broker or dealer in other transactions. To the extent consistent with these standards, and in accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and applicable Trust Procedures, the Subadviser is further authorized to place orders on behalf of a Fund through the Subadviser if the Subadviser is registered as a broker or dealer with the SEC or as a FCM with the CFTC, through any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or through such brokers and dealers that also provide research or statistical research and material, or other services to a Fund or the Subadviser. Such allocation shall be in such amounts and proportions as the Subadviser shall determine consistent with the above standards, and, upon request, the Subadviser will report on said allocation to the Investment Adviser and Board, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefore. The Subadviser is authorized to open brokerage accounts on behalf of a Fund in accordance with Trust Procedures. The Subadviser shall not direct brokerage to any broker-dealer in recognition of, or otherwise take into account in making brokerage allocation decisions, sales of shares of a Fund or of any other investment vehicle by that broker-dealer.

(f)                   may, on occasions when the purchase or sale of a security or other investment is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities or other investments to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement as furnished to the Subadviser. In such event, allocation of the securities or other investments so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in a manner that is fair and equitable and consistent with the Subadviser’s fiduciary obligations to the Fund and to such other clients.

(g)                will, in connection with the purchase and sale of securities or other investments for a Fund, together with the Investment Adviser, arrange for the transmission to the custodian and recordkeeping agent for the Trust, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, CUSIP, SEDOL, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Fund, and with respect to Fund securities or other investments to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust’s custodian and recordkeeping agent, and, if required, the Investment Adviser. The Subadviser agrees to comply with such rules, procedures and time frames as the Trust’s custodian may reasonably set or provide with respect to the clearance and settlement of transactions for a Fund, including but not limited to submission of trade tickets. Any Fund assets shall be delivered directly to the Trust’s custodian. Accordingly, if Subadviser transmits any inaccurate or erroneous trade tickets or other documentation relating to a transaction or provides such information beyond the above required timeframes, Subadviser shall be responsible for any direct loss incurred by the Trust unless such loss was a direct result of an error by a third party, the custodian, the Investment Adviser or any other agent or service provider of the Fund.

(h)                  notwithstanding that the Subadviser is not the Trust’s pricing agent and is not responsible for valuing the securities and other assets of the Fund, will provide reasonable assistance to the Investment Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust’s valuation policy and procedures (including its appendices) except as otherwise mutually agreed upon and/or the Registration Statement (both of which may be updated from time to time and shall be provided to the Subadviser), the value of any of the Fund’s holdings or other assets of the Fund for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Subadviser or identifies for review by the Subadviser. Such reasonable assistance shall include (but is not limited to) providing the following valuation services for the Trust:

i.              using commercially reasonable efforts to notify the Investment Adviser in the event that the Subadviser’s valuation committee makes the determination that the market price of any holding of the Fund does not appear to reflect the fair value of such holding as a result of events or situations where no standard market or formulaic method is available or appropriate for valuation purposes and require a case by case approach (a “Fair Valuation Event”) on the same day prior to 7:00 PM Eastern Time or as soon as reasonably practicable, or if the Subadviser gets approval of its valuation committee with respect to a Fair Valuation Event after 5:00 PM Eastern Time, prior to 9:00 PM Eastern Time or as soon as reasonably practicable.

ii.            using commercially reasonable efforts to respond to the request of the Investment Adviser or custodian for the Subadviser to provide assistance with respect to fair valuation for a holding of the Fund; the Subadviser will respond in accordance with its valuation policy and procedures based on information that is reasonably available, either (1) prior to 7:00 PM Eastern Time or as soon as reasonably practicable if requested by the Investment Adviser or custodian prior to 5:00 PM Eastern Time or, (2) prior to 9:00 PM Eastern Time or as soon as reasonably practicable if requested by the Investment Adviser or custodian after 5:00 PM Eastern Time; for purposes of this subsection 2(h)(ii), a “request” is not deemed to have been made unless an employee of the Investment Adviser or custodian emails and calls the designated contacts pursuant to a list provided by the Subadviser as may be updated from time to time;

iii.         designating and providing timely same-day access on an as-needed basis and upon the reasonable request of the Investment Adviser or custodian, to one or more employees of the Subadviser who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be reasonably available for consultation when the Investment Adviser’s or the Board’s Valuation Committees convene due to a Fair Valuation Event;

iv.           upon the request of the Investment Adviser or custodian, providing reasonable assistance in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Fund;

v.          maintaining adequate records and written backup information with respect to the valuation services provided hereunder, and providing such information to the Investment Adviser or the Trust upon request. Such records shall be deemed to be Trust records, provided that the Subadviser may retain copies of such records, which copies shall be the property of the Subadviser; and

vi.          assisting the Investment Adviser with its review of unchanged pricing with respect to the Fund’s holdings as reflected in section 3(d) of the Trust’s valuation policy and procedures on a monthly, rather than weekly, basis.

The Subadviser shall have written policies and procedures that are consistent with the above requirements and timelines, or have a policy that states that such policies and procedures cover sub-advisory relationships. If Subadviser breaches Section 2(h)(i) and 2(h)(ii) of this Agreement which directly results in the Fund having a “material pricing error” (as defined in the Trusts’ Pricing/NAV Corrections Policy), Subadviser shall be responsible for the resulting direct monetary loss incurred by the Trust. Notwithstanding any other provision of this Agreement, the Subadviser will not otherwise be liable for a breach of this Section 2(h).

(i)                   will maintain and preserve such records related to a Fund’s transactions as required under the 1940 Act, the Advisers Act, and/or Commodity Exchange Act (including the rules and regulations of the CFTC and NFA). The Subadviser will make available to the Trust and the Investment Adviser promptly upon reasonable advance request, copies of any of the Fund’s investment records and ledgers maintained by the Subadviser (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Trust), as are reasonably necessary to assist the Trust and the Investment Adviser in complying with requirements of the 1940 Act, the Advisers Act, the Commodity Exchange Act (including the rules and regulations of the CFTC and NFA) as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports specifically related to the Fund in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(j)                   Upon reasonable advance notice, will regularly report to the Board using a mutually agreed upon meeting method on the investment program of the Fund(s), including the issuers and securities held in the Fund(s), and will furnish to the Board and/or the Investment Adviser such periodic and special reports as the Board and/or Investment Adviser may reasonably request, including but not limited to:  compliance checklists; reports concerning transactions and performance of the Fund(s); reports regarding compliance with the Trust’s procedures regarding affiliated transactions, liquidity determinations, and fundamental investment restrictions; reports regarding compliance with the Subadviser’s Code of Ethics; and such other reports or certifications that the Investment Adviser may reasonably request from time to time.

(k)                 will adopt a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of the Code of Ethics. Within 45 days of the end of each calendar quarter during which this Agreement remains in effect, the president, a vice president, the chief compliance officer, a managing director, or other senior officer (as the Investment Adviser determines appropriate) of the Subadviser shall certify to the Investment Adviser that (a) the Subadviser had a Code of Ethics that complied with the requirements of Rule 17j-1 during the previous calendar quarter, (b) the Code of Ethics contains procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 under the 1940 Act, as amended) from violating the Code of Ethics, and that (c), except as otherwise disclosed, there have been no material violations or material changes of the Code of Ethics or, if a material violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Investment Adviser or the Trust, the Subadviser shall permit representatives of the Investment Adviser and the Trust to examine the reports and records related to the reported material violations (or provide summaries of such reports and records, with non-public personal identification information redacted) required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics. Notwithstanding anything herein to the contrary, the Subadviser shall not redact any information that would reasonably be considered material relevant information to the Investment Adviser or the Trust for the purpose of the examination.

(l)                   will provide to the Investment Adviser a copy of the Subadviser’s Form ADV, and any supplements or amendments thereto, as filed with the SEC, on an annual basis (or more frequently if requested by the Investment Adviser or the Board) including any portion which contains disclosure of legal or regulatory actions. The Subadviser represents and warrants that it is a duly registered investment adviser under the Advisers Act and will notify the Investment Adviser as promptly as practicable if any action is brought by any regulatory body which is reasonably anticipated to affect that registration. The Subadviser will provide a list of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets for the Fund(s).

(m)               will be responsible for meeting the Subadviser’s regulatory obligations, including the preparation and filing of such reports with respect to the assets of a Fund reflecting holdings over which the Subadviser or its affiliates have investment discretion as may be required from time to time, including but not limited to Schedule 13G and Form 13F.

(n)                 will not permit any employee of the Subadviser to have any material involvement with the management of a Fund if such employee has:

i.                     been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (a) involving the purchase or sale of any security, (b) involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, (c) involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (d) arising out of such person’s conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the CEA;

ii.                     been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction, from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

(o)               will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except (i) as expressly authorized in this Agreement, (ii) in the ordinary course of business in connection with placing orders for the purchase and sale of securities or other investments or obtaining investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, (iii) if the Board has authorized such disclosure, or (iv) if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Trust and the Investment Adviser will not disclose or use any records or information with respect to the Subadviser obtained pursuant to this Agreement, in any manner whatsoever except (i) as expressly authorized in this Agreement, (ii) if the Subadviser has authorized such disclosure, or (iii) if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. Notwithstanding anything else to the contrary herein, the Subadviser shall retain a right to use the investment performance and track record of the Fund to the extent permitted by law, provided that the Fund and the Trust are not specifically identified without the prior written approval of the

Trust. Further, for the avoidance of doubt, the Subadviser shall be entitled to retain and use such records of transactions on behalf of the Fund as may be necessary to support any such uses of the investment performance and track record.

(p)                  will reasonably assist the Investment Adviser, the Trust, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and the obligations of, the Subadviser hereunder. Specifically, and without limitation to the foregoing, the Subadviser agrees to provide certifications to the principal executive and financial officers of the Trust (the “certifying officers”) that correspond to and/or support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust’s Form N-CSRs, N-Qs, N-CENs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Trust shall reasonably request or in accordance with procedures adopted by the Trust.

(q)                  subject to Section 2, will exercise voting rights with respect to securities held by a Fund in accordance with written policies and procedures adopted by the Subadviser, which may be amended from time to time, and which at all times shall comply with the requirements of applicable federal statutes and regulations and any related SEC guidance relating to such statutes and regulations (collectively, “Proxy Voting Policies and Procedures”). The Subadviser shall vote proxies on behalf of a Fund in a manner deemed by the Subadviser to be in the best interests of the Fund pursuant to the Subadviser’s written Proxy Voting Policies and Procedures. The Subadviser shall provide disclosure regarding the Proxy Voting Policies and Procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement. The Subadviser shall report to the Investment Adviser in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX). The Subadviser shall certify at least annually or more often as may reasonably be requested by the Investment Adviser, as to its compliance with its own Proxy Voting Policies and Procedures and applicable federal statutes and regulations.

(r)                   will provide reasonable assistance to the Trust and the Trust’s Chief Compliance Officer (“CCO”) in complying with Rule 38a-1 under the 1940 Act, including, in the event of any relevant regulatory exams, providing notice of any material deficiencies, and providing notice of any material changes to business operations that will likely, in the Subadviser’s reasonable determination, adversely affect the services provided by Subadviser under this Agreement. Specifically, the Subadviser represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Subadviser’s compliance program, which access shall include on-site visits with the Subadviser as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Subadviser agrees to certify and provide the Subadviser’s written compliance policies and procedures, with sufficient information as may be reasonably determined by the CCO related to the design and implementation of the Subadviser’s compliance program.

(s)                   will comply with the Trust’s policy on selective disclosure of portfolio holdings of funds of the Trust (the “Disclosure of Portfolio Holdings Policy”), as provided in writing to the Subadviser and as may be amended from time to time. As such, the Subadviser agrees not to trade on non-public portfolio holdings information of the funds of the Trust in a manner inconsistent with applicable federal and state securities law or applicable international law, including anti-fraud provisions of such laws, or inconsistent with any internal policy adopted by the Subadviser to govern trading of its employees. Compliance with the Disclosure of Portfolio Holdings Policy includes the requirement of entering into confidentiality agreements with certain third parties who will receive non-public portfolio holdings of the funds of the Trust that meet the minimum requirements of the Disclosure of Portfolio Holdings Policy. The Subadviser agrees to provide a certification with respect to compliance with Trust Procedures as may be reasonably requested by the Trust from time to time.

(t)                 will notify the Investment Adviser promptly in the event that, in the judgment of the Subadviser, Fund share transaction activity becomes disruptive to the ability of the Subadviser to effectively manage the assets of a Fund consistent with the Fund’s investment objectives and policies.

(u)                  will provide assistance as may be reasonably requested by the Investment Adviser in connection with compliance by a Fund with any current or future legal and regulatory requirements related to the services provided by the Subadviser hereunder.

(v)                  will provide such certifications to the Trust as the Trust or the Investment Adviser may reasonably request related to the services provided by the Subadviser hereunder, including (but not limited to) certifications of compliance with Trust Procedures, the Registration Statement, and applicable securities regulations.

(w)               will, upon request by the Investment Adviser, provide relevant trade information or other documentation (for example, a schedule of purchases and sales and/or holdings or trade confirmations) in order to assist the Investment Adviser with domestic or foreign class action litigation involving securities held or previously held by a Fund. The Subadviser will promptly forward to the Investment Adviser any notifications, documentation, checks or other items received regarding class action litigations involving a Fund. The Subadviser will also promptly notify the Investment Adviser if the Subadviser determines to opt out of a class action litigation or otherwise commence an independent litigation (domestic or foreign) for securities or other investments held or previously held in Subadviser’s proprietary accounts that are also held or were previously held by a Fund; such notification will occur promptly after the Subadviser’s opting out of the class action litigation. The Subadviser shall have no responsibility to, and shall not initiate, compile or file claims on behalf of a Fund or the Investment Adviser for any litigation relating to securities or other investments currently or previously held in the Fund.

(x)                  will provide reasonable assistance to the Investment Adviser with respect to the annual audit of the Trust’s financial statements, including, but not limited to: (i) providing broker contacts as needed for obtaining trade confirmations (in particular with respect to investments in loans (including participations and assignments) and all derivatives, including swaps); (ii) providing copies of all documentation relating to investments in loans (including participations and assignments) and derivative contracts, within a reasonable time after the execution of such documentation; (iii) providing assistance in obtaining trade confirmations in the event the Trust or the Trust’s independent registered public accounting firm is unable to obtain such confirmations directly from the brokers; and (iv) seeking to obtain market quotations for investments (including investments in loans (including participations and assignments) and derivatives) that are not readily ascertainable in the event the Trust or the Trust’s independent registered public accounting firm is unable to obtain such market quotations through independent means.

(y)                  will, as requested on an annual basis, advise the Investment Adviser (i) if the Subadviser acts as sub-adviser to another U.S. registered mutual fund that follows the same investment strategy as a Fund and (ii) if so, whether the Subadviser’s fee rate is less than the rate charged the Investment Adviser for management of the Fund.

(z)                  will promptly notify Investment Adviser if Subadviser plans to change its trading strategy with respect to a Fund in a way that requires the Investment Adviser to register with the CFTC and NFA as a commodity pool operator or file an exemption from registration if the Investment Adviser is already registered as a commodity pool operator for the Trust. Subadviser agrees to provide reasonable advance notification (in no event less than 30 days) to Investment Adviser of the change in trading strategy so that Investment Adviser has adequate time to comply with all filing and disclosure obligations of commodity pool operators of the CFTC and NFA. Subadviser agrees that it will provide, upon request, all reasonable assistance and information necessary to Investment Adviser to comply with such CFTC and NFA requirements. Subadviser also agrees that it will take all actions required of it by the CFTC and NFA as a result of the change in status, including registration as a commodity trading adviser.

(aa)             will maintain and preserve a business continuity plan (“BCP”) pursuant to the requirements of the 1940 Act, the Advisers Act and other applicable regulations. Subadviser will make available to the Trust and the Investment Adviser information regarding the Subadviser’s BCP, including a plan summary as well as the results of any recent testing.

(bb)             will comply with all applicable federal, state and local tax laws, including the Foreign Account Tax Compliance Act (FATCA), and upon reasonable request will provide a list of broker-dealers (including contact names and contact information) used to execute Fund trades to the Investment Adviser and/or its agent or custodian to assist such parties in determining whether to apply withholding tax on payments made to certain foreign financial institutions and non-financial foreign entities in compliance with FATCA. To the extent either party to a Fund trade withholds payment of any amount in accordance with FATCA, such amounts shall not be subject to offsets. It is understood that the Subadviser does not have responsibility as withholding agent under Section 1471 of the Code for any withholdable payments made by the Investment Adviser. For U.S. brokers, the Subadviser will obtain a Form W-9 and make such form available as needed. For foreign brokers, the Subadviser agrees it will use reasonable efforts to refrain from executing Fund trades without first obtaining a valid Form W-8 from such broker. The Subadviser shall not be required to certify as to the FATCA compliance of a Fund’s transactions. However, the Subadviser will reasonably cooperate with the Investment Adviser to provide any additional information that may be reasonably requested to assist the Investment Adviser in determining whether any FATCA withholding is required.

(cc)              The Subadviser shall use commercially reasonable efforts to (i) ensure that the investment of assets in the Fund are sufficiently diversified to comply with Section 817(h);

however, for these purposes, it will be assumed that (x) no election under Rev. Proc. 2018-54 is in effect for the Fund and (y) that the Fund shall be considered adequately diversified as of the effective day of this Agreement and (ii) not take any action that would cause a Fund to fail to comply with the diversification regulations of Section 817(h).  Notwithstanding the foregoing, (i) it is and shall be the responsibility of the Investment Adviser to ensure that the Fund qualifies for “look-through” treatment under Section 817(h)(4) of the Code and Section 1.817-5(f) of the Treasury Regulations, as well as under any amendments or other modifications to such Code section or regulation, (ii) the Subadviser shall not be responsible for ensuring that the investment of assets in the Fund are sufficiently diversified to comply with the such diversification regulations to the extent that the Investment Adviser or the Fund has given directions with respect to the acquisition, holding, or disposition of any assets of the Fund, and (iii) notwithstanding any other provision of this Agreement, the Subadviser shall not be responsible for a violation of this Section 2(cc) if such violation is caused by the failure of the Fund to comply with Section 817(h) diversification requirements for any taxable period (or portion thereof) on and before the effective date of this Agreement. With respect to Section 817(h) investor control provisions, the Subadviser will use commercially reasonable efforts to (i) not solicit, now or in the future, any current or prospective variable contract holder of a Pacific Life Insurance Company and/or Pacific Life & Annuity Company product (“Contract Holder”) to communicate with the Subadviser regarding the selection, quality, or rate of return of any specific investment or group of investments held by the Fund and (ii) to disregard any communications from a Contract Holder (including unsolicited communications) when making investment decisions for the Fund; provided, however, that the Subadviser shall not be responsible for a violation of this Section 2(cc) if such violation is caused by any directions given by  the Investment with respect to the acquisition, holding or disposition of any investments.

(dd)             The Investment Adviser directs the Subadviser to generally limit the universe of permissible investments for the Fund to those investments held in the Goldman Sachs Emerging Markets Equity Insights Fund, subject to differences related to inflows, outflows and other portfolio management considerations such as, but not limited to, differences in portfolio rebalance dates.

3.                Disclosure about Subadviser and Fund(s). The Subadviser represents that it has reviewed the current Registration Statement and agrees, when provided drafts, to promptly review future amendments to the Registration Statement, including any supplements thereto, which relate to the Subadviser or a Fund, filed with the SEC (or to be filed with the SEC) and represents and warrants that, solely with respect to the disclosure respecting or relating to the Subadviser or the Fund that the Subadviser has provided to the Trust for inclusion in the Registration Statement or supplement, as applicable, including any performance information the Subadviser provides that is included in or serves as the basis for information included in the Registration Statement, such portion of the Registration Statement contains as of the date hereof, and will contain as of the date of any Registration Statement or supplement thereto, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further agrees to notify the Investment Adviser and the Trust promptly of any material fact about the Subadviser and/or the Fund, known to the Subadviser respecting or relating to the Subadviser, that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement respecting or relating to the Subadviser and/or Fund contained therein that becomes untrue in any material respect.

With respect to the disclosure relating to the Fund, the Subadviser represents and agrees that the description in the Trust’s prospectus, including the Fund’s goal, investment strategies and risks (the “Fund Description”), as of the date of this Agreement and as of the date of any Registration Statement or supplement thereto that has been reviewed by the Subadviser and reflects any comments provided by the Subadviser, is consistent with the Subadviser’s management of the Fund, and the identification of risks is inclusive of all material risks known to the Subadviser that are expected to arise in connection with the manner in which the Subadviser intends to manage the Fund. The Subadviser further agrees to notify the Investment Adviser and the Trust promptly in the event that the Subadviser becomes aware that a Fund Description is inconsistent in any material respect with the manner in which the Subadviser is managing the Fund, and in the event that the identified risks are inconsistent in any material respect with the risks known to the Subadviser that arise in connection with the manner in which the Subadviser is managing the Fund. In addition, the Subadviser agrees to comply with the Investment Adviser’s reasonable request for information regarding the personnel of the Subadviser who are responsible for the day-to-day management of a Fund’s assets.

The Subadviser further agrees to promptly review any information to be included in shareholder reports required under Section 30(e) of the 1940 Act, marketing materials or any other materials (“Other Materials”) which relate to the Subadviser or a Fund as requested by the Investment Adviser. The Subadviser represents and warrants that, solely with respect to the disclosure relating to the Subadviser or the Fund that the Subadviser has provided to the Trust for inclusion in Other Materials, including any performance information (such as Subadviser’s composite/comparable account performance) that the Subadviser provides which is included in or serves as the basis for information included in the Other Materials, such portion of the Other Materials contains no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further agrees to notify the Investment Adviser and the Trust promptly of any material fact known to the Subadviser whose omission would make the disclosure in the Other Materials provided by Subadviser misleading in light of the circumstances under which such statements were made, or of any statement contained therein that becomes untrue in any material respect.

4.                  Expenses. The Subadviser shall bear all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Subadviser’s services under this Agreement, including but not limited to salaries, overhead, travel, preparation of Board materials, review of marketing materials relating to Subadviser or other information provided by Subadviser to the Investment Adviser and/or the Trust’s Distributor, and marketing support provided by the Subadviser. For the avoidance of doubt, the Subadviser shall not be responsible for payment of brokerage commissions, transfer fees, registration costs, transaction-related taxes and other similar costs and transaction-related expenses and fees arising out of transactions effected on behalf of the Fund. Except as otherwise provided under Section 14, the Subadviser shall also bear, at its expense, any fees or costs associated with regulatory investigations or litigation arising from or pertaining to (i) the services provided by the Subadviser under the Agreement (but excluding litigation for services provided and/or fees charged by the Investment Adviser); and (ii) the Subadviser’s general business operations that require the involvement or participation of the Investment Adviser, the Trust, and/or any affiliated person of the Trust. Subadviser agrees to pay to the Investment Adviser the cost of generating a prospectus supplement, which includes preparation, filing, printing, and distribution (including mailing) of the supplement, if the Subadviser makes any changes that require immediate disclosure in the prospectus or any required regulatory documents by supplement, including changes to its structure or ownership, to investment personnel, to investment style or management, or otherwise (“Changes”), and at the time of notification to the Trust by the Subadviser of such Changes, the Trust is not generating a supplement for other purposes or the Trust does not wish to add such Changes to a pending supplement; provided, however, that Investment Adviser shall provide written support for such cost at Subadviser’s request for any event exceeding Ten Thousand Dollars ($10,000.00). In the event two or more subadvisers each require a supplement simultaneously, the expense of each supplement will be shared pro rata with such other subadviser(s) based upon the number of pages required by each such subadviser. All other expenses not specifically assumed by the Subadviser hereunder or by the Investment Adviser under the Advisory Agreement are borne by the applicable Fund of the Trust. The Trust, the Subadviser and the Investment Adviser shall not be considered as partners or participants in a joint venture.

5.                  Compensation. For the services provided and the expenses borne by the Subadviser pursuant to this Agreement, the Investment Adviser will pay to the Subadviser a fee as provided in Exhibit A of this Agreement. This fee will be computed by the Investment Adviser, accrued daily and payable monthly. The fees for any month during which this Agreement is in effect for less than the entire month shall be pro-rated based on the number of days during such month that the Agreement was in effect.

6.                  Seed Money. The Investment Adviser agrees that the Subadviser shall not be responsible for providing money for the initial capitalization of any Fund.

7.                  Compliance. The Subadviser agrees that it shall promptly notify the Investment Adviser and the Trust (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Subadviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions; or (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; or (iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the Code or the regulations thereunder.

The Investment Adviser agrees that it shall promptly notify the Subadviser (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Investment Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Investment Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions; or (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; or (iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the Code or the regulations thereunder.

8.               Independent Contractor. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Investment Adviser from time to time, have no authority to act for or represent the Investment Adviser in any way or otherwise to be deemed its agent. The Subadviser understands that unless provided herein or authorized from time to time by the Trust, the Subadviser shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust’s agent.

9.                 Books and Records. In compliance with the requirements of and to the extent required by Section 31(a) of the 1940 Act and the rules thereunder, CFTC Regulations 4.23 and 4.33, and NFA Rule 2-10, the Subadviser hereby agrees that all records which it maintains for the Fund(s) are the property of the Trust and further agrees to provide promptly to the Trust copies of any of such records upon the Trust’s or the Investment Adviser’s request, including requests made upon or following termination of this Agreement (unless other dispensation of such records is mutually agreed by the parties) for so long as Subadviser is required to maintain such records under applicable law, although the Subadviser may, at its own expense, make and retain a copy of such records.

10.             Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Trust.

11.            Responsibility and Control. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Trust reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Subadviser, provided, however, that the Subadviser shall not be liable for any losses to the Trust resulting from the Trust’s direction, or from the Trust’s disapproval of any action proposed to be taken by the Subadviser.

12.             Services Not Exclusive. It is understood that the services of the Subadviser and its employees are not exclusive, and nothing in this Agreement shall prevent the Subadviser (or its employees or affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund(s)), or from engaging in other activities.

13.             Liability.

(a)                  Except as may otherwise be required by the provisions of this Agreement (including under Section 14), the 1940 Act or the rules thereunder or other applicable law, the Trust and the Investment Adviser agree that the Subadviser, any affiliated person of the Subadviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Subadviser (collectively, the “Subadviser Parties”), shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Subadviser’s willful misfeasance, bad faith, or gross negligence in the performance of the Subadviser’s duties, or by reason of reckless disregard of the Subadviser’s obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust or Investment Adviser may have under federal or state securities laws. In addition, Subadviser shall be liable for any damages, expenses, or losses in connection with any act or omission arising out of any services rendered by third parties that Subadviser hires in connection with fulfilling Subadviser’s obligations under this Agreement to the same extent that the Subadviser would be liable hereunder had it directly performed such act or omission. The Subadviser Parties shall not have any responsibility for consequential and indirect damages, expenses, or losses, nor shall they have any responsibility for any damages, expenses, or losses resulting from any action taken or omitted to be taken in good faith reliance on any written instructions from Investment Adviser or any authorized representative thereof.

(b)                  Except as may otherwise be required by the provisions of this Agreement (including under Section 14), the 1940 Act or the rules thereunder or other applicable law, the Subadviser agrees that the Trust and the Investment Adviser, any affiliated person thereof, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Trust or Investment Adviser (collectively, the “Trust and Investment Adviser Parties”), shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Trust’s or Investment Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of reckless disregard of the Trust’s or Investment Adviser’s obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Subadviser may have under federal or state securities laws. The Trust and Investment Adviser Parties shall not have any responsibility for consequential and indirect damages, expenses, or losses.

14.             Indemnification.

(a)                  The Subadviser agrees to indemnify and hold harmless the Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act (“affiliated person”) of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (“controlling person”) the Investment Adviser (collectively, “PL Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Adviser or such PL Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Subadviser’s responsibilities to the Trust which (i) are based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Subadviser’s obligations and/or duties under this Agreement by the Subadviser or by any of its directors, officers or employees, or any affiliate or agent or delegate acting on behalf of the Subadviser (other than a PL Indemnified Person), (ii) are based upon the Subadviser’s (or its agent’s or delegate’s) material breach of any provision of this Agreement, including material breach of any representation or warranty, (iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person or agent or delegate of the Subadviser (other than a PL Indemnified Person), or (iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided, however, that in no case is the Subadviser’s indemnity in favor of the PL Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement. In addition, Subadviser agrees to indemnify and hold harmless the PL Indemnified Persons (which includes the Investment Adviser as defined) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the PL Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the actions or omissions of any third parties that Subadviser hires in connection with fulfilling Subadviser’s obligations under this Agreement to the same extent that PL Indemnified Persons would be entitled to indemnification hereunder had the Subadviser directly performed such actions or omissions.

(b)                  The Investment Adviser agrees to indemnify and hold harmless the Subadviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Subadviser and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Subadviser (collectively, “Subadviser Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which a Subadviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser’s responsibilities as Investment Adviser of the Trust which (i) are based upon any willful misfeasance, bad faith or gross negligence, or reckless disregard of, the Investment Adviser’s obligations and/or duties under this Agreement by the Investment Adviser or by any of its directors, officers, or employees or any affiliate or agent or delegate acting on behalf of the Investment Adviser (other than a Subadviser Indemnified Person), (ii) are based upon the Investment Adviser’s (or its agent’s or delegate’s) material breach of any provision of this Agreement, including material breach of any representation or warranty, (iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person or agent or delegate of the Subadviser (other than a PL Indemnified Person), or (iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided however, that in no case is the Investment Adviser’s indemnity in favor of the Subadviser Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

15.             Duration and Termination. This Agreement shall become effective as of the date of execution first written above, and shall continue in effect for two years and continue thereafter on an annual basis with respect to the Fund(s); provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board, or (b) by the vote of a majority of the outstanding voting shares of each respective Fund, and provided that continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or “interested persons” (as such term is defined in the 1940 Act) of the Trust, the Investment Adviser, or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated in its entirety or with respect to any Fund:

(a)                  by the Trust upon a vote of a majority of the Board or upon a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund, upon a vote of a majority of the outstanding voting shares of such Fund, at any time, without payment of any penalty, upon sixty (60) days’ prior written notice to the Subadviser and the Investment Adviser;

(b)                  by the Subadviser at any time, without the payment of any penalty, upon sixty (60) days’ prior written notice to the Investment Adviser and the Trust or upon such shorter notice as may be mutually agreed upon by the parties.

(c)                  by the Investment Adviser at any time, without the payment of any penalty, upon sixty (60) days’ prior written notice to the Subadviser and the Trust or upon such shorter notice as may be mutually agreed upon by the parties.

This Agreement will terminate automatically in event of its assignment under the 1940 Act and any rules adopted by the SEC thereunder, but shall not terminate in connection with any transaction not deemed an assignment under the 1940 Act. In the event this Agreement is terminated or is not approved in the manner described above (i) Subadviser agrees to provide all reports, certification and assistance called for pursuant to paragraphs 2(c), 2(d), 2(i), 2(j), 2(k), 2(l), 2(p), 2(q), and 2(r) within 30 business days of termination; and (ii) the Sections or Paragraphs numbered 2(i) for a period of six years, and 2(o), 9, 13, 14, 16, 17, 18, 19 and 20 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.

16.             Use of Name.

(a)                  It is understood that the name “Pacific Life Insurance Company,” “Pacific Life Fund Advisors LLC,” and “Pacific Select Fund,” any abbreviated forms and derivatives thereof and any logos associated with those names (including, without limitation, the whale logo) are the valuable property of the Investment Adviser and its affiliates, and that the Subadviser shall not use such names (or abbreviations, derivatives or logos) without the prior written approval of the Investment Adviser and only so long as the Investment Adviser is an investment adviser to the Trust and/or the Fund(s); provided that nothing in this Section 16 shall be deemed to prevent the Subadviser from complying with any applicable law, regulation or legal process or responding to a request from a regulatory or judicial authority. Upon termination of this Agreement, the Subadviser shall forthwith cease to use such names (or abbreviations, derivatives or logos), except as provided herein.

(b)                  It is understood that the name “Goldman Sachs Asset Management, L.P.,” “GSAM” and any abbreviated forms and derivatives thereof and any logo associated with that name is the valuable property of the Subadviser and that the Trust and the Investment Adviser have the right to use such name (or derivative or logo), in the Trust’s prospectus, SAI and

Registration Statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Subadviser is a Subadviser to the Trust and/or a Fund, provided, however, that the Trust may continue to use the name of the Subadviser in its Registration Statement and other documents to the extent reasonably deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation. Neither the Trust nor the Investment Adviser shall use the Subadviser’s name or logo in promotional or sales related materials prepared by or on behalf of the Investment Adviser or the Trust without prior review and approval by the Subadviser, which approval may not be unreasonably withheld. Upon termination of this Agreement, the Trust and the Investment Adviser shall forthwith cease to use such names (and logo), except as provided for herein.

17.             Limitation of Liability. A copy of the Declaration of Trust for the Trust, and any amendments thereto, is on file with the Secretary of the State of Delaware. The Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually. The obligations of this Agreement with respect to a Fund shall be binding upon the assets and property of each such Fund individually, and not jointly, and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Trust individually, or upon the Trust generally or upon any other fund of the Trust. For the avoidance of doubt, obligations of the Investment Adviser hereunder are solely binding upon the Investment Adviser.

18.              Notices. All notices, consents, waivers, and other communications under the Agreement, as amended, shall be in writing and shall be given first via email to the email addresses noted below (with evidence of receipt acknowledgement by the receiving party) followed as promptly as possible thereafter by personal delivery to the applicable party (which may be by U.S. first class postal mail, by hand delivery service or by a reliable nationally recognized overnight delivery service, in either case providing evidence of receipt by the addressee) at the addresses noted below, or at such other email or physical address as each party hereto may direct by notice given in accordance with this paragraph. All notices shall be deemed effective the next business day following delivery by email (with evidence of receipt acknowledgment by the receiving party) in accordance with this paragraph.

(a)           if to the Subadviser, to:

Goldman Sachs Asset Management, L.P.

200 West Street

New York, NY 10282

Attn: Marci Green

Email: Marci.Green@gs.com
Telephone Number: 212 902 9983

With a copy to:

Goldman Sachs Asset Management, L.P.

200 West Street

New York, NY 10282

Attn: GSAM Legal Department

Email: AIMS-Legal@ny.email.gs.com

(b)          if to the Investment Adviser, to:

Pacific Life Fund Advisors LLC

700 Newport Center Drive

Newport Beach, CA 92660

Attention: Audrey L. Cheng, Fund Advisor General Counsel

Email: ContractNotifications@PacificLife.com

Telephone number: (949) 219-3202

(c)          if to the Trust, to:

Pacific Select Fund

c/o Pacific Life Insurance Company

700 Newport Center Drive

Newport Beach, CA 92660

Attention: Audrey L. Cheng, General Counsel

Email: ContractNotifications@PacificLife.com

Telephone number: (949) 219-3202

19.             Miscellaneous.

(a)                  This Agreement shall be governed by the laws of Delaware, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act. The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of Delaware for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

(b)                  The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(c)                  To the extent permitted under Section 15 of this Agreement and under the 1940 Act, this Agreement may only be assigned by any party with prior written consent of the other parties.

(d)                  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

(e)                  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

(f)                   No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Agreement. Any amendment of this Agreement shall be subject to the 1940 Act.

20.             Confidentiality. In addition to other provisions of this Agreement related to confidentiality obligations of the parties, each party shall treat all non-public information about another party to this Agreement as confidential, proprietary information of such other party (“Confidential Information”). Such Confidential Information includes but is not limited to information about business operations, non-public Fund portfolio holdings, business and financial information, methods, plans, techniques, processes, and documents of a party. Each party shall use Confidential Information only in furtherance of the purposes of this Agreement, limit access to the Confidential Information within its organization to those employees and affiliates who reasonably require access to such Confidential Information and shall not disclose such Confidential Information to any third parties except as expressly provided for in this Agreement, and otherwise maintain policies and procedures reasonably designed to prevent disclosure of the Confidential Information. To the extent a party discloses Confidential Information to a third party, as permitted herein, such disclosing party (a) shall ensure that, prior to such disclosure, the recipient third party is subject to commercially reasonable confidentiality obligations in writing with respect to the disclosed Confidential Information (or such other provisions as specified under this Agreement) and (b) shall be deemed in breach of this Section 20 for any unauthorized disclosure of Confidential Information by such recipient third party. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, (iii) was known to the applicable party at the time of the disclosure or (iv) is authorized in writing by the party whose Confidential Information is to be disclosed. Further, the parties are authorized to disclose Confidential Information if required by law or regulatory authorities having jurisdiction. The disclosing party shall, if permitted by applicable law, notify the other party of such disclosure as soon as reasonably practicable. For the avoidance of doubt, nothing in this Agreement prevents an individual from communicating directly with a regulatory or law enforcement authority about any possible violation of law or regulation.

21.             Other Regulatory Matters: The Investment Adviser represents and warrants that (1) it and each Fund is and will remain: (a) an “eligible contract participant” under 7 U.S.C. Section 1A, as amended, and 17 CFR Section 1.3(m), and (b) a “qualified eligible person” under CFTC Rule 4.7; (2) that it is registered as a commodity pool operator and is a member of the NFA, where applicable, or it is not required to be registered with the CFTC or to be a member of the NFA; and (3) that it will provide Subadviser reasonable advance notification (in no event less than 30 days) of any decision to: (a) alter its operation of any Fund for which the Investment Adviser has claimed an exclusion or exemption from registration as a commodity pool operator on behalf of a Fund, to then register and operate as a commodity pool operator on behalf of the Fund, or (b) if the investment adviser is registered as a commodity pool operator on behalf of the Fund, to operate such Fund under an exclusion or exemption from registration with the CFTC.

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PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: /s/ Marci Green
Name: Marci Green
Title: Managing Director

PACIFIC SELECT FUND

By: /s/ Howard Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

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